Exhibit (g)(2)

FORM OF

[ ], 2026

Sean Wall

BNP Paribas, acting through its New York Branch

787 Seventh Avenue

New York, NY 10019

VIA FEDERAL EXPRESS

Dear Mr. Wall:

Please be advised of the following:

•

The Trustees of Janus Investment Fund (the “Trust”) approved changing the name of Janus Henderson Absolute Return Income Opportunities Fund to Janus Henderson Low Duration Multi-Sector Income Fund, effective on or about March 4, 2026.

•	The above changes are reflected in a revised Appendix 1 to the existing Custody Contract between the Trust and BNP Paribas, acting through its New York branch, which is attached to this letter.

Please indicate your acceptance of the foregoing by executing this Letter Agreement.

JANUS INVESTMENT FUND

By:
Stephanie Grauerholz
Vice President, Secretary, and
Chief Legal Officer of the Trust

BNP Paribas, acting through its New York Branch

By:	By:

Agreed to this [ ], 2026

Janus Henderson Investors US LLC

151 Detroit St, Denver, CO 80206

T +1(800) 525 3713 F +1(877) 319 3852

W janushenderson.com

APPENDIX 1

LIST OF PORTFOLIOS

Janus Investment Fund

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Dividend Fund

Janus Henderson Low Duration Multi-Sector Income Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Dividend Income Fund

Janus Henderson Venture Fund

Janus Henderson Investors US LLC

151 Detroit St, Denver, CO 80206

T +1(800) 525 3713 F +1(877) 319 3852

W janushenderson.com